restated                               yes         yes         yes
period type                       6 months    9 months   12 months
fiscal year end                  31-Dec-96   31-Dec-96   31-Dec-96
period start                      1-Jan-96    1-Jan-96    1-Jan-96
period end                       30-Jun-96  30-Sept-96   31-Dec-96
exchange rate                        blank       blank       blank
cash                                11,805      12,599      12,081
securities                               0           0           0
receivables                         19,186      18,421      19,514
allowances                             790         854         850
inventory                            8,873       8,542      11,699
current assets                      39,460      39,114      42,967
pp&e                                17,156      18,663      19,918
accumulated depreciation              -791      -1,109      -1,443
total assets                        56,012      56,912      61,566
current liabilities                 16,848      15,331      16,841
bonds                                9,419      11,284      14,473
preferred mandatory                      0           0           0
preferred                           13,500      13,500      13,500
common                                  56          56          56
other stockholders equity           16,189      16,741      16,696
total liability and equity          56,012      56,912      61,566
sales                               60,162      89,411     117,083
total revenue                       60,162      89,411     117,083
cgs                                 37,737      55,275      70,215
total costs                         37,737      55,275      70,215
other expenses                      21,731      32,949      45,641
loss provision                         186          36          64
interest expense                       832       1,083       1,386
income pre tax                         -66         573         553
income tax                               0          29           0
income continuing                      -66         544         553
discontinued                             0           0           0
extraordinary                            0           0           0
changes                                  0           0           0
net income                             -66         544         553
eps basic                            -0.03        0.10        0.07
eps diluted                          -0.03        0.08        0.06